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                                                                   EXHIBIT 23(c)


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


We have issued our report dated February 12, 1993, accompanying the consolidated statements of operations, changes in stockholders' equity, and cash flows of GN Bancorp, Inc. and Subsidiaries for the year ended December 31, 1992 contained in the Registration Statement on Form S-4 and Proxy Statement/Prospectus included therein of Associated Banc-Corp. We consent to the use of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts."


                                       GRANT THORNTON LLP





Chicago, Illinois
June 23, 1995